LIMITED POWER OF ATTORNEY FOR SECTION 16(a) REPORTING

 KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints the Chief Executive
Officer and the Secretary of SolarWinds, Inc. (the "Company"), and each of them and each of their successors, as the
undersigned's true and lawful attorney-in-fact (the "Attorney-in Fact"), with full power of substitution and resubstitution,
each with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities
to:

 1. prepare, execute, deliver and file with the United States Securities and
Exchange Commission, any national
securities exchange and the Company any and all reports (including any amendment thereto) of the undersigned required or
considered advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the
rules and regulations thereunder, with respect to the equity securities of the
Company, including Form 3 (Initial Statement
of Beneficial Ownership of Securities), Form 4 (Statement of Changes in
Beneficial Ownership) and Form 5 (Annual Statement of
Changes in Beneficial Ownership); and

 2. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions
in the Company's equity securities from any third party, including the Company, brokers, dealers, employee benefit plan
administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the
Attorney-in-Fact.

 The undersigned acknowledges that:

 1. this Limited Power of Attorney authorizes, but does not require, the
Attorney-in-Fact to act at his or her
discretion on information provided to such Attorney-in-Fact without independent verification of such information;

 2. any documents prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this
Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion,
deems necessary or desirable;

 3. neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply
with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section
16(b) of the Exchange Act; and

 4. this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the
undersigned's obligations under Section 16 of the Exchange Act, including, without, limitation, the reporting requirements under
Section 16(a) of the Exchange Act.

 The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing
requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the
undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or
substitutes, shall lawfully do or cause to be done by authority of this Limited
Power of Attorney.  This Limited Power of Attorney
shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered
to the Attorney-in-Fact.  This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of Texas
without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

 IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of February 13, 2014.

Signature:

/s/ Douglas G. Hibberd
Douglas G. Hibberd